UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2013 (February 25, 2013)

MID-AMERICA APARTMENT COMMUNITIES, INC.

(Exact name of registrant as specified in its charter)

Tennessee	1-12762	62-1543819
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6584 Poplar Avenue, Suite 300 Memphis, Tennessee	38138
(Address of principal executive offices)	(Zip Code)

(901) 682-6600
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On February 25, 2013, Mid-America Apartment Communities, Inc. (the “Company”) and Mid America Apartments, L.P. entered into separate Distribution Agreements (each, an “Agreement” and collectively, the “Agreements”) with each of J.P. Morgan Securities LLC, BMO Capital Markets Corp., KeyBanc Capital Markets Inc. and UBS Securities LLC (the “Agents”) for the purpose of selling shares of the Company’s common stock, par value $0.01 per share, in at-the-market offerings or negotiated transactions.  In accordance with the terms of the Agreements, the Company may issue and sell up to 4,500,000 shares of its common stock (the “Shares”), from time to time, through the Agents, as sales agents, or directly to the Agents, acting as principal. Sales, if any, of Shares made through the Agents, as sales agents, may be made by means of ordinary brokers’ transactions on the New York Stock Exchange at market prices or as otherwise agreed to by the Company and the applicable Agent. Each Agent will be entitled to a commission that will not exceed, but may be lower than, 2.0% of the gross sales price per share of our common stock sold through such Agent, as sales agent, under the applicable Agreement.

The Company may sell the Shares in amounts and at times to be determined by the Company from time to time, although the Company has no obligation to sell any of the Shares. Actual sales will depend on a variety of factors to be determined by the Company from time to time, including (among others) market conditions, the trading price of the Company’s common stock, capital needs and determinations by the Company of the appropriate sources of funding for the Company. The Company will contribute the net proceeds from the sale of the Shares to Mid-America Apartments, L.P. (the “Operating Partnership”), of which the Company is the sole general partner. The Operating Partnership intends to use the net proceeds for general corporate purposes, which may include, among other things, the acquisition and development of apartment communities, the improvement of apartment communities and the repayment of debt. The Company or any of the Agents may at any time suspend the offering or terminate the applicable Agreement pursuant to the terms of such Agreement.

Under the terms of the Agreements, the Company may, if agreed to by the applicable Agent, also sell Shares to any of the Agents, as principal, at a price per share and underwriting discount (which may exceed 2.0% of the public offering price) to be agreed upon at the time of sale. However, none of the Agents has any obligation to agree to purchase Shares as principal.

The Shares will be offered pursuant to an effective shelf registration statement filed by the Company with the Securities and Exchange Commission on May 4, 2012 (File No. 333-181173), and a related prospectus supplement dated February 25, 2013 and prospectus dated May 4, 2012. This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any of the Shares.

The foregoing description of certain terms of the Agreements and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Agreements, which are attached as Exhibits 1.1, 1.2, 1.3 and 1.4 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)   Exhibits

The following exhibits are filed pursuant to Item 9.01:

Exhibit No.	Description
1.1	Distribution Agreement, dated February 25, 2013, by and among Mid-America Apartment Communities, Inc., Mid America Apartments, L.P. and J.P. Morgan Securities LLC

1.2	Distribution Agreement, dated February 25, 2013, by and among Mid-America Apartment Communities, Inc., Mid America Apartments, L.P. and BMO Capital Markets Corp.

1.3	Distribution Agreement, dated February 25, 2013, by and among Mid-America Apartment Communities, Inc., Mid America Apartments, L.P. and KeyBanc Capital Markets Inc.

1.4	Distribution Agreement, dated February 25, 2013, by and among Mid-America Apartment Communities, Inc., Mid America Apartments, L.P. and UBS Securities LLC

5.1	Opinion dated February 25, 2013 from Baker, Donelson, Bearman, Caldwell & Berkowitz, PC

8.1	Opinion dated February 25, 2013 from Baker, Donelson, Bearman, Caldwell & Berkowitz, PC

23.1	Consent of Baker, Donelson, Bearman, Caldwell & Berkowitz, PC (included in Exhibits 5.1 and 8.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MID-AMERICA APARTMENT COMMUNITIES, INC.

Date: February 25, 2013	By:	/s/Albert M. Campbell, III
Albert M. Campbell, III
Executive Vice President and Chief Financial Officer,
(Principal Financial and Accounting Officer)